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                                                                    EXHIBIT 11.1

Exhibit 11.1 - Computation of Net Loss Per Share

                                                   Three months ended           Nine Months Ended
                                            -----------------------------------------------------------
                                                3/31/98        3/31/97         3/31/98         3/31/97
                                            -----------------------------------------------------------
Net Loss                                    (2,119,000)      (1,336,000)     (6,167,000)     (3,462,000)

Weighted average common shares
Outstanding                                  7,301,873        7,286,535       7,296,445       7,285,789

Total shares outstanding for basic
and diluted net loss per share               7,301,873        7,286,535       7,296,445       7,285,789
                                             ==========================================================

Basic and diluted net loss per share            ($0.29)          ($0.18)         ($0.85)         ($0.48)
                                             ==========================================================